Exhibit 4.11

SUBJECT TO A SECURITY INTEREST IN FAVOR OF

WELLS FARGO BANK, NATIONAL ASSOCIATION,

AS COLLATERAL AGENT,

PURSUANT TO THE SECURITY AGREEMENT

REFERRED TO BELOW

INTERCOMPANY NOTE

$150,000,000.00	Atlantic City, New Jersey
August 6, 2010

For value received, MARINA DISTRICT DEVELOPMENT COMPANY, LLC, a New Jersey limited liability company (the “Maker”), unconditionally promises to pay to the order of MARINA DISTRICT FINANCE COMPANY, INC., a New Jersey corporation (“MDFC”), at its office located at One Borgata Way, Atlantic City, New Jersey 08401, the principal amount of ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000.00) (or such lesser amount as shall equal the aggregate unpaid principal amount of all loans made under this Note) at such times and in such amounts as MDFC is required to make payments of principal under that certain Credit Agreement dated as of even date herewith (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) by and among the Maker, MDFC, the various lending institutions as are, or may from time to time become parties thereto, the Issuing Bank and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), with interest (computed on the same day count basis as specified in the Credit Agreement) on the unpaid principal amount of any loan made hereunder at a per annum rate equal to the per annum rate of interest and in the form (that is, cash or a pay-in-kind note) required to be paid by MDFC on the corresponding Loan made to MDFC under and pursuant to the terms of the Credit Agreement. Capitalized terms used herein without definition have the meanings assigned thereto in the Credit Agreement. The Maker further agrees to pay to MDFC all fees, charges and other amounts payable under the Credit Agreement with respect to the Loans, Commitments and Letters of Credit outstanding thereunder, including fees with respect to unfunded Commitments under the Credit Agreement and fees and charges relating to the issuance of Letters of Credit.

At such time as any Loan is made to MDFC under the Credit Agreement, MDFC shall make a loan to the Maker under this Note in an amount equal to such Loan. MDFC agrees that from time to time upon the request of the Maker, MDFC shall request the issuance of one or more Letters of Credit under the Credit Agreement for the benefit of the Maker. All Letters of Credit Outstanding under the Credit Agreement shall be deemed to be outstanding for the benefit of and for the account of the Maker under this Note. The obligations of MDFC under this paragraph are referred to herein as the “MDFC Commitments”.

Payments of all amounts payable under this Note are to be made in immediately available funds and in lawful money of the United States of America. The date and principal amount of each loan made under this Note shall be recorded on the books of the Maker.

The Maker may prepay the principal amount of any loan outstanding hereunder at such times and subject to such conditions as are applicable to Loans made to MDFC under the Credit Agreement. MDFC shall make a prepayment on the Loans outstanding under the Credit Agreement on such date and in such amount as the Maker shall make any prepayment hereunder.

This Note has been pledged by MDFC to U.S. Bank National Association pursuant to that certain Security Agreement dated as of even date herewith (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”) made by the Maker and MDFC in favor of the Collateral Agent.

The Maker waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

1. Events of Default. An event of default (“Event of Default”) shall occur hereunder if any of the following shall take place:

(a) default shall be made in the payment of the principal of this Note when and as the same shall become due and payable; or

(b) default shall be made in the payment of any interest on, or any other amounts owing under, this Note when and as such amounts shall become due and payable, and, in each case, such default shall have continued unremedied for a period of five Business Days; or

(c) there shall occur an Event of Default under the Credit Agreement.

2. Remedies Upon Default. Upon the occurrence of any Event of Default:

(a) If any Event of Default described in Section 8.01(f) of the Credit Agreement shall occur, the MDFC Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all loans outstanding hereunder shall automatically be and become immediately due and payable without notice or demand and the Maker shall automatically and immediately be obligated to deposit with the Administrative Agent cash collateral in an amount equal to all Letter of Credit Outstandings.

(b) If any Event of Default (other than any Event of Default described in Section 8.01(f) of the Credit Agreement) shall occur for any reason, whether voluntary or involuntary, and be continuing, MDFC may by notice to the Maker declare all or any portion of the outstanding principal amount of the loans and other obligations hereunder to be due and payable or the MDFC Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such loans and other obligations hereunder which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, or, as the case may be, the MDFC Commitments shall terminate and the Maker shall automatically and immediately be obligated to deposit with the Administrative Agent cash collateral in an amount equal to all Letter of Credit Outstandings.

(c) The Collateral Agent may exercise any and all rights it has pursuant to the Security Agreement and the other Loan Documents.

3. Miscellaneous.

(a) Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any other jurisdiction.

(b) No amendment, modification, supplement or waiver of any provision of this Note nor consent to departure by the Maker therefrom shall be effective unless the same shall be in writing and signed by the Maker and MDFC and previously consented to in writing by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Any attempted amendment, modification, supplement or waiver in violation of this Section 3(b) shall be void ab initio.

(c) The various headings of this Note are inserted for convenience only and shall not affect the meaning or interpretation of this Note or any provisions hereof.

(d) THIS NOTE (INCLUDING PROVISIONS WITH RESPECT TO INTEREST, LOAN CHARGES AND COMMITMENT FEES) SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT THAT EACH OF THE PROVISIONS OF THIS NOTE IS SUBJECT TO AND SHALL BE ENFORCED IN COMPLIANCE WITH THE NEW JERSEY CASINO CONTROL ACT AND THE REGULATIONS PROMULGATED THEREUNDER AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. This Note and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any and all prior agreements, written or oral, with respect thereto.

(e) ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE MAKER, MDFC, OR THE COLLATERAL AGENT IN CONNECTION HEREWITH SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK, IN NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE MAKER AND MDFC HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH OF THE MAKER AND MDFC HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM (THE “PROCESS AGENT”), WITH AN OFFICE ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, UNITED STATES, AS ITS AGENT TO RECEIVE, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE MAKER OR MDFC, AS THE CASE MAY BE, IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT’S ABOVE ADDRESS, AND EACH OF THE MAKER AND MDFC HEREBY IRREVOCABLY AUTHORIZE AND DIRECT THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, EACH OF THE MAKER AND MDFC FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN THE CREDIT AGREEMENT. EACH OF THE MAKER AND MDFC HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE MAKER OR MDFC HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS

PROPERTY, SUCH PERSON HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS NOTE.

(f) EACH OF THE MAKER AND MDFC HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE OTHER PARTY HERETO IN CONNECTION HEREWITH. EACH OF THE MAKER AND MDFC ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION.

(g) Nothing contained in this Note shall be construed to permit MDFC to charge or receive at any time interest, fees or other charges in excess of the amounts which MDFC is legally entitled to charge and receive under any law to which such interest, fees or charges are subject. In no contingency or event whatsoever shall the compensation payable to MDFC by the Maker, howsoever characterized or computed, hereunder, exceed the highest rate permissible under any law to which such compensation is subject. There is no intention that MDFC shall contract for, charge or receive compensation in excess of the highest lawful rate, and, in the event it should be determined that MDFC has contracted for any rate of interest in excess of the highest lawful rate, then ipso facto such rate shall be reduced to the highest lawful rate so that no amounts shall be charged or received which are in excess thereof, and, in the event it should be determined that any excess over such highest lawful rate has been charged or received, MDFC shall promptly refund such excess to the Maker; provided, however, that, if lawful, any such excess shall be paid by the Maker to MDFC as additional interest (accruing at a rate equal to the maximum legal rate minus the rate provided for hereunder) during any subsequent period when regular interest is accruing hereunder at less than the maximum legal rate.

(h) Time is of the essence as to all times and dates set forth in or applicable to this Note with respect to all payments to be made by or on behalf of the Maker hereunder.

(i) No failure on the part of MDFC to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

(j) This Note shall be binding on the Maker and its successor and assigns and shall inure to the benefit of MDFC, the Collateral Agent, the Administrative Agent and their respective successors and assigns, except that the Maker may not delegate any of its obligations hereunder without the prior written consent of MDFC and the Administrative Agent.

(k) This Note shall not be transferred without the express prior approval of the New Jersey Casino Control Commission (“Commission”). Furthermore, the Maker reserves the right to repurchase, at the Disqualified Lender Purchase Price as set forth in the Credit Agreement, MDFC’s interest under this Note, in the event that MDFC is not found qualified by the Commission to hold an interest in this Note.

MAKER:	MARINA DISTRICT DEVELOPMENT COMPANY, LLC, a New Jersey limited liability company

	By:	Marina District Development Holding Co., LLC, a New Jersey limited liability company
	Its:	Sole Member

		By:	Boyd Atlantic City, Inc., a New Jersey corporation
		Its:	Managing Member

			By:	/s/ Josh Hirsberg
			Name:	Josh Hirsberg
			Title:	Vice President

MDFC:	MARINA DISTRICT FINANCE COMPANY, INC., a New Jersey corporation

	By:	/s/ Josh Hirsberg
	Name:	Josh Hirsberg
	Title:	Vice President, Chief Financial Officer and Treasurer